Exhibit 10.1
INCREMENTAL ASSUMPTION AGREEMENT
INCREMENTAL ASSUMPTION AGREEMENT (this “Agreement”) dated as of April 18, 2012 relating to the Second Amended and Restated Credit Agreement dated as of March 15, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among CHASE ACQUISITION I, INC., RBS GLOBAL, INC. (“RBS Global”), REXNORD LLC (“Rexnord” and, together with RBS Global, the “Borrowers”), the Lenders party thereto from time to time and CREDIT SUISSE AG, as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrowers have, by notice to the Administrative Agent dated April 17, 2012 delivered pursuant to Section 2.21 of the Credit Agreement (the “Notice”) (a copy of which notice is attached as Exhibit A hereto), requested Incremental Revolving Facility Commitments in an aggregate principal amount of $85,000,000 (the “Revolving Facility Commitment Increase”); and
WHEREAS, each of the institutions listed on Schedule I hereto with an amount greater than $0.00 under the heading “Additional Revolving Commitment” (collectively, the “Increasing Revolving Lenders”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the amount of the Revolving Facility Commitment Increase set forth opposite its name under the heading “Additional Revolving Commitment” on Schedule I hereto (an “Additional Revolving Commitment”).
NOW, THEREFORE, the parties hereto therefore agree as follows:
Section 1.Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2.    Revolving Facility Commitment Increase. Each Increasing Revolving Lender shall, with effect from the Incremental Facility Closing Date (as defined below), become an Incremental Revolving Facility Lender with an Incremental Revolving Facility Commitment in an amount equal to its Additional Revolving Commitment. Such Incremental Revolving Facility Commitment shall be a Revolving Facility Commitment.

SECTION 3.    Representations of the Borrowers. The Borrowers represent and warrant that:
(a)    the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date of the Notice and on and as of the Incremental Facility Closing Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);
(b)    no Event of Default or Default was continuing on the date of the Notice and no Event of Default or Default has occurred and is continuing on and as of the Incremental Facility Closing Date after giving effect hereto and to any extension of credit requested to be made on the Incremental Facility Closing Date; and
(c)    the Borrowers are in Pro Forma Compliance after giving effect to such Incremental Revolving Facility Commitments and the Revolving Loans to be made thereunder and the application of the proceeds therefrom, if any, as if made and applied on such date.
SECTION 4.    Conditions. This Agreement shall become effective as of the first date (the “Incremental Facility Closing Date”) when each of the following conditions shall have been satisfied:
(a)    the Administrative Agent shall have received from each Loan Party, each Increasing Revolving Lender and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
(b)    the representations and warranties set forth in Section 3 above shall be true and correct as of the date hereof;
(c)    the Administrative Agent shall have received a certificate, dated the Incremental Facility Closing Date and executed by a Responsible Officer of the Borrowers, confirming the accuracy of the representations and warranties set forth in Section 3 above;
(d)    the Administrative Agent shall have received, on behalf of itself, and the Increasing Revolving Lenders, a favorable written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, (A) dated the date hereof, (B) addressed to the Administrative Agent and the Increasing Revolving Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to this Agreement as the Administrative Agent shall reasonably request;
(e)    the Administrative Agent shall have received board resolutions and other customary closing certificates and documentation consistent with those delivered on the Second Amendment Effective Date and such additional customary documents and filings as the Administrative Agent may reasonably require to assure that the Revolving Facility Loans in respect of the Incremental Revolving Facility Commitments contemplated hereby are secured by the Collateral ratably with the existing Term Loans and Revolving Facility Loans; and
(f)    any fees and expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) owing by the Borrowers to the Agents in connection herewith invoiced prior to the date hereof shall have been paid in full.
SECTION 5.    Acknowledgment of Increasing Revolving Lenders. Each Increasing Revolving Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to such Increasing Revolving Lender. Each Increasing Revolving Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its Incremental Revolving Facility Commitment hereunder and enter into this Agreement. Each Increasing Revolving Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Increasing Revolving Lender expressly acknowledges that prior to the date hereof, such Increasing Revolving Lender was a Lender under the Credit Agreement and remains subject to the terms of the Credit Agreement with respect to the increased Commitments contemplated herein, including, without limitation, under Section 8.06 of the Credit Agreement.
SECTION 6.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7.    Confirmation of Guaranties and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Credit Agreement as modified hereby (including with respect to the Revolving Facility

Commitment Increase and any Loans or other extensions of credit made thereunder) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.
SECTION 8.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 9.    Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RBS GLOBAL, INC.
CHASE ACQUISITION I, INC.
REXNORD LLC
REXNORD INDUSTRIES, LLC
PT COMPONENTS, INC.
RBS ACQUISITION CORPORATION
RBS CHINA HOLDINGS, L.L.C.
REXNORD INTERNATIONAL INC.
THE FLAK SERVICE CORPORATION
PRAGER INCORPORATED
REXNORD-ZURN HOLDINGS, INC.
ENVIRONMENTAL ENERGY COMPANY
HL CAPITAL CORP.
OEI, INC.
OEP, INC.
SANITARY-DASH MANUFACTURING CO., INC.
ZURCO, INC.
KRIKLES, INC.
ZURCO, INC.
ZURN INTERNATIONAL, INC.
ZURN INDUSTRIES, LLC
ZURN PEX, INC.

By:	/S/ Mark W. Peterson
Name: Mark W. Peterson
Title: Senior Vice President and Chief Financial Officier of each above-named entity

GA INDUSTRIES HOLDINGS, LLC
GA INDUSTIRES, LLC
RODNEY HUNT COMPANY, INC.

By:	/S/ Patricia M. Whaley
Name: Patricia M. Whaley
Title: Vice President, General Counsel & Secretary of each above-named entity

ADMINISTRATIVE AGENT
CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative
Agent

By:	/S/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

By:	/S/ Kevin Buddhew
Name: Kevin Buddhew
Title: Associate

INCREASING REVOLVING
LENDER
[________________], as Increasing
Revolving Lender

By:
Name:
Title:

By:
Name:
Title:

[ Executed by each increasing revolving lender]

Schedule I
COMMITMENTS

Existing Revolving Facility Lender	Existing Revolving Commitment	Additional Revolving Commitment	Total Revolving Commitment
Credit Suisse AG, Cayman Islands Branch	$25,000,000	$21,500,000	$46,500,000
Deutsche Bank AG	$30,000,000	$16,500,000	$46,500,000
Merrill Lynch Capital Corporation	$30,000,000	$16,500,000	$46,500,000
Goldman Sachs Lending Partners LLC	$25,000,000	$21,500,000	$46,500,000
Barclays Bank PLC	$20,000,000	$4,000,000	$24,000,000
Sumitomo Mitsui Banking Corporation	$20,000,000	$5,000,000	$25,000,000
BMO Harris Bank, N.A.*	$30,000,000	$—	$30,000,000
Total	$180,000,000	$85,000,000	$265,000,000

*Indicates an Existing Revolving Facility Lender that is not an Increasing Revolving Lender

EXHIBIT A
Notice Requesting Incremental Revolving Facility Commitments
[SEE ATTACHED]

NOTICE REQUESTING INCREMENTAL REVOLVING FACILITY COMMITMENTS
Date:     April 17, 2012

To:
Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) under that certain Second Amended and Restated Credit Agreement dated as of March 15, 2012 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”) among Chase Acquisition I, Inc., RBS Global, Inc. (“RBS Global”), Rexnord LLC (“Rexnord” and, together with RBS Global, the “Borrowers”), the Lenders party thereto from time to time as lenders and agents and the Administrative Agent.

Ladies and Gentlemen:
Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The Borrowers hereby request Incremental Revolving Facility Commitments in an amount set forth below to be made available under the Credit Agreement from the Increased Amount Date specified below.

1. Amount of the Incremental Revolving Facility Commitments being requested:	$85,000,000.00

2. Date on which such Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”):	April 18, 2012
The Borrowers hereby further request that the Incremental Revolving Facility Commitments requested hereby be Revolving Loan Commitments for all purposes under the Credit Agreement from and after the Increased Amount Date.
[Signature page follows]

This Notice Requesting Revolving Facility Commitment Increase is issued pursuant to and is subject to the Credit Agreement and is executed as of the date set forth above.

RBS GLOBAL, INC.
REXNORD LLC

By:	/S/ Mark W. Peterson
Name: Mark W. Peterson
Title: Senior Vice President and Chief Financial Officer of each above-named entity